SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|X|   Preliminary Proxy Statement

|_| Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement


|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Ultralife Batteries, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      (1)   Title of each class of securities to which transaction applies:
            _____

      (2)   Aggregate number of securities to which transaction applies: ______

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule: 0-11:______

      (4)   Proposed maximum aggregate value of transaction:______

      (5)   Total fee paid:_______

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                            ULTRALIFE BATTERIES, INC.
                             2000 TECHNOLOGY PARKWAY
                             NEWARK, NEW YORK 14513

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 12, 2002

      Notice is hereby given that the 2002 Annual Meeting of Stockholders (the "Meeting") of Ultralife Batteries, Inc. (the "Company") will be held on Thursday, December 12, 2002 at 10:30 A.M. at the JP Morgan Chase Conference Center, 270 Park Avenue, 11th Floor, Room C, New York, New York 10017 for the following purposes:

      1. To elect directors for a term of one year and until their successors are duly elected and qualified.

      2. To approve and ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2003.

      3. To amend the Company's 2000 Stock Option Plan to:

            (a) increase the number of shares of the Company's Common Stock available for issuance under that Plan from 500,000 to 1,000,000 shares; and

            (b) eliminate any reference to post-termination time periods within which outstanding options can be exercised and provide the Committee (as defined in the 2000 Stock Option Plan) with the discretion to determine the terms of post-termination exercises.

      4. To authorize the conversion of a $600,000 Convertible Subordinated Debenture issued to Joseph C. Abeles, a director of the Company, on April 23, 2002 to 200,000 shares of the Company's Common Stock.

      5. To transact such other business as may properly come before the Meeting and any adjournments thereof.

      Only stockholders of record of Common Stock, par value $.10 per share, of the Company at the close of business on October 18, 2002 are entitled to receive notice of, and to vote at and attend the Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to return it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

      The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2002, which includes the Company's Form 10-K, is enclosed.

                       By Order of the Board of Directors
                                 Ranjit C. Singh
                       Chairman of the Board of Directors

Dated: October __, 2002

================================================================================
                                    IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

================================================================================

                            ULTRALIFE BATTERIES, INC.
                             2000 TECHNOLOGY PARKWAY
                             NEWARK, NEW YORK 14513
                                 (315) 332-7100

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 12, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

      This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Ultralife Batteries, Inc. (the "Company") for use at the 2002 Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, December 12, 2002 at 10:30 A.M. and at any adjournments thereof. The Meeting will be held at the JP Morgan Chase Conference Center, 270 Park Avenue, 11th Floor, Room C, New York, New York 10017.

      The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to stockholders of the Company is November 1, 2002.

      When a proxy is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder's directions. If the proxy is signed and returned without choices having been specified, the shares will be voted FOR the election of each director-nominee named herein, and FOR each of the other proposals identified herein. If for any reason any of the nominees for election as directors shall become unavailable for election, discretionary authority may be exercised by the proxies to vote for substitute nominees proposed by the Board of Directors of the Company. A stockholder has the right to revoke a previously granted proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy at the Meeting and voting in person.

      Only stockholders of record at the close of business on October 18, 2002 are entitled to notice of, and to vote at, the Meeting. As of October 18, 2002, there were 13,352,269 shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), issued and outstanding, each entitled to one vote per share at the Meeting.1 A majority of the outstanding shares of Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business. Pursuant to the provisions of the Delaware General Corporation Law, directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Similarly, any broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others in the absence of instructions from the beneficial owner) are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors, although they would be counted for quorum purposes. The affirmative vote of holders of a majority of the shares of Common Stock represented at the Meeting and entitled to vote on the proposal to ratify the Company's auditors is required for approval of that proposal. Accordingly, abstentions and any broker non-votes, since they are considered to be represented at the Meeting, would

----------
(1)   Does not include 27,250 treasury shares.

have the same effect as votes cast against that proposal. The affirmative vote of holders of a majority of the shares of Common Stock represented at the Meeting and entitled to vote on the proposal to amend the 2000 Stock Option Plan is required for approval of that proposal. Accordingly, abstentions and any broker non-votes, since they are considered to be represented at the Meeting would have the same effect as votes cast against that proposal. The affirmative vote of holders of a majority of the shares of Common Stock represented at the Meeting and entitled to vote on the proposal to authorize the conversion of the convertible subordinated debenture issued to a director of the Company is required for approval of that proposal. Accordingly, abstentions and any broker non-votes, since they are considered to be represented at the Meeting would have the same effect as votes cast against the proposal.

      The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telefax or similar transmission. The Company will reimburse record holders for expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      The Board of Directors currently has seven directors, all of whom are running for reelection. Directors are elected by a plurality of the votes cast by the stockholders of the Company at a stockholders meeting at which a quorum of shares is represented. Each director shall serve until the next annual meeting of stockholders and until the successors of such directors shall have been elected and qualified. The names of, and certain information with respect to, the persons nominated for election as directors are presented on the following pages.

Name                         Age        Present Principal Occupation and Employment History
----                         ---        ---------------------------------------------------
John D. Kavazanjian          51         Mr. Kavazanjian was elected as the Company's President and Chief
                                        Executive Officer effective July 12, 1999 and as a director on
                                        August 25, 1999.  Prior to joining the Company, Mr. Kavazanjian worked for Xerox Corporation from 1994 in several capacities, most recently as Corporate Vice President, Chief Technology Officer,
                                        Document Services Group.

Joseph C. Abeles             87         Mr. Abeles, a founder of the Company, has been a director since
                                        March 1991.  He previously served as the Company's Treasurer.  Mr.
                                        Abeles, formerly a director of Power Conversion, Inc., is a private investor and currently serves as a director emeritus of Bluegreen
                                        Corporation (formerly Patten Corporation).

Joseph N. Barrella           56         Mr. Barrella, one of the founders of the Company and a director, has held strategic positions throughout the Company's existence.
                                        Mr. Barrella currently serves as Senior Vice President of Business
                                        Development, a position he has held since December 1998.  Mr.
                                        Barrella has been involved in the development and manufacture of lithium batteries for more than 25 years.  He holds a number of patents relating to lithium battery designs and has authored several publications relating to battery technology.

Name                         Age        Present Principal Occupation and Employment History
----                         ---        ---------------------------------------------------
Carl H. Rosner               73         Mr. Rosner, a director of the Company since January 1992, is currently President and Chief Executive officer of CardioMag
                                        Imaging, Inc. and the former Chairman of Intermagnetics General
                                        Corporation ("IGC").  Mr. Rosner, a founder of IGC, was Chairman of
                                        IGC since its formation until his retirement in 2002, and was
                                        President and Chief Executive Officer until May 31, 1999.  He is currently Chairman-Emeritus of IGC.

Ranjit C. Singh              49         Mr. Singh has been a director of the Company since August 2000.
                                        Since February 2002, he has served as President and Chief Executive
                                        Officer of Reliacast Inc., a video streaming software and services company.  Prior to that, he was President and Chief Operating
                                        Officer of ContentGuard, a spinoff of Xerox Corporation that is jointly owned with Microsoft.  ContentGuard develops and markets digital property rights software.  Before joining ContentGuard earlier in 2000, Mr. Singh worked for Xerox as a corporate Senior
                                        Vice President in various assignments related to software
                                        businesses.  Mr. Singh joined Xerox in 1997, having come from
                                        Citibank where he was Vice President of Global Distributed
                                        Computing.  Prior to that, he was a principal at two start-up companies and also held executive positions at Data General and
                                        Digital Equipment Corporation.

Patricia C. Barron           58         Ms. Barron has been a director of the Company since September
                                        2000.  Ms. Barron is a Professor at the Stern School of Business,
                                        New York University, where she focuses on issues of corporate governance, the role and responsibilities of Boards of Directors and leadership.  Professor Barron teaches in the MBA and Executive
                                        Education programs, is on the Advisory Board of the Berkeley Center for Entrepreneurial Studies, and is a Senior Fellow of the Center
                                        for Digital Economy Research.  In addition to her work at the Stern
                                        School, Professor Barron serves as a Director on the Boards of
                                        Aramark Corporation, and United Services Automobile Association.
                                        Prior to joining the Stern School, Professor Barron had a 28-year career in business.  She was an Associate at McKinsey and Company and then moved to Xerox Corporation where she became a Corporate
                                        Officer and held the positions of Chief Information Officer,
                                        President, Office Products Division, and President, Xerox
                                        Engineering Systems.

Name                         Age        Present Principal Occupation and Employment History
----                         ---        ---------------------------------------------------
Daniel W. Christman          59         Mr. Christman was appointed to the Board of Directors in August of
                                        2001.  He is currently the Executive Director of the Kimsey
                                        Foundation in Washington, D.C.  Prior to that, he was
                                        Superintendent for the U.S. Military Academy at West Point, New
                                        York from June 1996 until July 2001.  He currently serves as a director of United Services Automobile Association, an insurance mutual corporation, Microlis Corporation, a semi conductor equipment manufacturer, and Metal Storm Limited, a defense research and development company.

      The Board of Directors has unanimously approved the above-named nominees for directors. The Board of Directors recommends a vote FOR all of these nominees.

BOARD OF DIRECTORS

      The Board of Directors met 13 times during the fiscal year ended June 30, 2002. During the fiscal year ended June 30, 2002, all of the members of the Board attended at least 75% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which such person has been a director; and (2) the total number of meetings held by all committees of the Board on which such member served.

      Prior to December 5, 2001, each non-employee director was entitled to receive a $750 monthly retainer as well as $750 for each Board meeting attended; subject to the provision that the meeting compensation was reduced by 50% if the director participated by conference call. The Chairman of the Board was paid an additional $15,000 per annum for acting as Chairman. Arthur Lieberman served as the Company's Chairman of the Board until December 5, 2001, when Ranjit C. Singh was elected Chairman.

      Effective December 5, 2001, the director compensation package was modified to provide that each non-employee director would receive a $2,000 quarterly retainer with the quarter commencing January 1, 2002 and that the Chairman of the Board would receive a $3,750 quarterly retainer. Compensation for meeting attendance, including those in which a director participates by conference call, remained the same. Mr. Singh became Chairman on December 5, 2001.

      In addition, each director receives an option at the end of each calendar quarter to purchase 1,500 shares of Common Stock. This option vests immediately with a term of five years from the date of grant and is granted at an exercise price equal to the closing price of the Common Stock on the date of grant.

      In a coordinated effort to preserve the Company's cash resources, during the quarter ended December 31, 2001, the Company and certain directors agreed that the Company would withhold cash payments to which the directors were otherwise entitled. As a result, the Company has not paid any of the director retainers or meeting fees since September 30, 2001. In a further effort to conserve its cash resources, the Company's Compensation and Management Committee, in accordance with the provisions of the 2000 Stock Option Plan, has recommended providing its non-employee directors with additional stock options in lieu of the cash retainers and meeting fees to which they were otherwise entitled.

COMMITTEES OF THE BOARD

      The Board has established four standing committees to assist it in carrying out its responsibilities: the Compensation and Management Committee, the Audit and Finance Committee, the Governance Committee and the Executive Committee.

      The members of the Compensation and Management Committee are currently Daniel W. Christman (Chair) and Patricia C. Barron. Arthur M. Lieberman was a member of the Compensation and Management Committee until he resigned from the Board on June 4, 2002. The Compensation and Management Committee has general responsibility for recommending to the Board remuneration for the Chairman and determining the remuneration of other officers elected by the Board, granting stock options and otherwise administering the Company's stock option plans, and approving and administering any other compensation plans or agreements. The Compensation and Management Committee met five times during the fiscal year ended June 30, 2002.

      The members of the Audit and Finance Committee are Carl H. Rosner (Chair), Ranjit C. Singh and Joseph C. Abeles all of whom are independent directors. This committee has oversight responsibility for reviewing the scope and results of the independent auditors' annual examination of the Company's financial statements, meeting with the Company's financial management and the independent auditors to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company, and recommending to the Board of Directors the appointment of the independent auditors. The Audit and Finance Committee met four times during the fiscal year ended June 30, 2002.

      The members of the Governance Committee are currently Patricia C. Barron (Chair), Ranjit C. Singh and Daniel W. Christman. This Committee reviews the performance of the Company's directors, makes recommendations to the Board of Directors for membership and committee assignments and manages the annual evaluation of the performance of the Company's Chief Executive Officer. The Governance Committee met six times during the fiscal year ended June 30, 2002.

      The Governance Committee serves as the Nominating Committee. The Committee will consider persons whom stockholders recommend as candidates for election as Company directors. Stockholders may submit names of qualified candidates along with detailed information on their backgrounds to the Company's Secretary for referral to the Committee for consideration.

      The members of the Executive Committee are Ranjit C. Singh, Joseph C. Abeles, Carl H. Rosner and John D. Kavazanjian (Chair). Arthur M. Lieberman was a member of the Executive Committee until he resigned on June 4, 2002. This committee is responsible for overseeing such matters as the Board of Directors determines from time to time. The Executive Committee met two times during the fiscal year ended June 30, 2002.

      Each committee member receives $500 for each committee meeting attended. Prior to December 5, 2001, the Company's policy was that the committee meeting fee would be reduced by 50% if the committee member participated by conference call. The policy was revised, however, on December 5, 2001 to permit participation by conference call without any reduction in fees. In addition, each committee chair, other than Mr. Kavazanjian, receives $2,500 per annum. As noted above with respect to director retainers and fees, the Company and its directors have similarly agreed to withhold payment of committee fees and committee chairman fees, and the Company is considering issuing additional stock options in lieu of cash retainers and fees to which individuals were otherwise entitled.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The table below sets forth certain information regarding the beneficial ownership of shares of the Company's Common Stock as of September 30, 2002 by
(i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director and certain named executive officers of the Company, and (iii) all directors and executive officers of the Company as a group.

                                                                 Number of Shares                    Percent
Name and Address of Beneficial Owner (1)                        Beneficially Owned           Beneficially Owned (21)
-------------------------------------------------------     ----------------------------     ------------------------
State of Wisconsin Investment Board (2)                              2,218,600                        16.6%
P.O. Box 7842
Madison, Wisconsin 53707

Kimelman & Baird, LLC, Daeg Capital Management, LLC,                 1,659,830                        12.4%
Daeg Partners, LP, Sheila Baird, Michael Kimelman and
Scott Kimelman (3)
100 Park Avenue
New York, New York 10017

Intermagnetics General Corporation (4)                                 899,053                        6.7%
450 Old Niskayuna Road
Latham, NewYork 12210-0461

Dimensional Fund Advisors Inc. (5)                                     728,300                        5.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Ultralife Taiwan, Inc. (6)                                             700,000                        5.2%
2-3 Industry E. Rd II
Science-Based Industrial Park
Hsinchu, Taiwan, Republic of China

Joseph C. Abeles (7)                                                   525,989                        3.9%

Joseph N. Barrella (8)                                                 327,000                        2.4%

Patricia C. Barron (9)                                                  27,000                          *

Daniel W. Christman (10)                                                 8,000                          *

John D. Kavazanjian (11)                                               344,500                        2.5%

Carl H. Rosner (12)                                                     46,000                          *

Ranjit C. Singh (13)                                                    15,500                          *

Peter F. Comerford (14)                                                 17,000                          *

Robert W. Fishback (15)                                                 21,000                          *

William A. Schmitz (16)                                                 31,300                          *

Julius M. Cirin (17)                                                    20,200                          *

Nancy C. Naigle (18)                                                     9,000                          *

Patrick R. Hanna, Jr. (19)                                               7,000

All directors and executive officers
as a group (13 persons)(20)                                          1,399,489                        9.8

----------
* Less than 1%

(1) Except as otherwise indicated, the stockholders named in this table have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them. The information provided in this table is based upon information provided to the Company by such stockholders. The address of each of the directors and executive officers of the Company is c/o Ultralife Batteries, Inc., 2000 Technology Parkway, Newark, New York 14513.

(2) The amount shown is derived from Amendment No. 7 to Schedule 13G dated February 15, 2002.

(3) The amount shown and the following information is derived from Schedule 13G dated September 5, 2001: 1,085,230 shares are beneficially owned by Kimelman & Baird, LLC, which shares dispositive power with respect to all of such shares; 574,600 shares are beneficially owned by Daeg Capital Management, LLC, which shares voting and dispositive power with respect to all of such shares; 574,600 shares are beneficially owned by Daeg Partners, L.P. which shares voting and dispositive power with respect to all of such shares; 1,659,830 shares are owned by Sheila Baird, who shares voting power with respect to 574,600 of such shares, who has sole voting power with respect to 32,000 of such shares and who shares dispositive power with respect to all 1,659,830 shares; 1,659,830 shares are beneficially owned by Michael Kimelman, who shares voting power with respect to 574,600 of such shares and shares dispositive power with respect to all 1,659,830 shares; and 574,600 shares are beneficially owned by Scott Kimelman, who shares voting and dispositive power with respect to all 574,600 shares.

(4) The amount shown is derived from Amendment No. 6 to Schedule 13D dated March 17, 2000. The amount shown does not include 46,000 shares beneficially owned by Carl H. Rosner (4,000 shares owned individually and 42,000 shares subject to options which may be exercised within 60 days of September 30, 2002). Mr. Rosner is the Chairman-Emeritus of Intermagnetics General Corporation ("IGC"). Therefore, IGC may be deemed to share voting and investment power with respect to the shares beneficially owned by Mr. Rosner. IGC disclaims beneficial ownership of the shares beneficially owned Mr. Rosner.

(5) The amount shown and the following information is derived from an Amendment to Schedule 13G dated January 30, 2002: Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under
      Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional has sole power to vote and sole power to dispose of all of the reported shares that are owned by the Funds. All the securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.

(6) The Company owns approximately 30% of this venture and has the right to nominate two of the venture's six directors.

(7) Includes 39,000 shares subject to options which may be exercised by Mr. Abeles within 60 days of September 30, 2000. Also includes 200,000 shares to be issued upon conversion of a $600,000 debenture, which conversion is subject to approval of the Company's stockholders at the Meeting. See PROPOSAL 4.

(8) Includes 208,000 shares subject to options which may be exercised by Mr. Barrella within 60 days of September 30, 2002.

(9) Includes (i) 1,200 shares held jointly with Ms. Barron's husband, and (ii) 12,000 shares subject to options which may be exercised by Ms. Barron within 60 days of September 30, 2002.

(10) Includes 7,500 shares subject to options which may be exercised by Mr. Christman within 60 days of September 30, 2002.

(11) Includes 339,500 shares subject to options which may be exercised by Mr. Kavazanjian within 60 days of September 30, 2002.

(12) Includes 42,000 shares subject to options which may be exercised by Mr. Rosner within 60 days of September 30, 2002. Does not include 853,053 shares owned by IGC. Mr. Rosner is the Chairman-Emeritus of IGC and therefore may be deemed to share voting and investment power with respect to the shares held by IGC. Mr. Rosner disclaims beneficial ownership of the shares owned by IGC.

(13) Includes 13,500 shares subject to options which may be exercised by Mr. Singh within 60 days of September 30, 2002.

(14) Includes 16,000 shares subject to options which may be exercised by Mr. Comerford within 60 days of September 30, 2002.

(15) These shares are subject to options which may be exercised by Mr. Fishback within 60 days of September 30, 2002.

(16) Includes (i) 28,000 shares subject to options which may be exercised by Mr. Schmitz within 60 days of September 30, 2001, and (ii) 300 shares held by Mr. Schmitz' wife.

(17) These shares are subject to options which may be exercised by Mr. Cirin within 60 days of September 30, 2002.

(18) Includes (i) 2,000 shares held jointly with Ms. Naigle's husband, and (ii) 7,000 shares subject to options which may be exercised by Ms. Naigle within 60 days of September 30, 2002.

(19) Includes 6,000 shares subject to options which may be exercised by Mr. Hanna within 60 days of September 30, 2002.

(20) Includes 759,700 shares subject to options which may be exercised by the named directors and executive officers within 60 days of September 30, 2002 and the 200,000 shares to be issued upon conversion of a $600,000 debenture to Mr. Abeles, which conversion is subject to approval of the Company's stockholders at the Meeting. Does not include 853,053 shares owned directly by IGC, of which Mr. Rosner is the Chairman-Emeritus, and does not include 700,000 shares owned by Ultralife Taiwan, Inc., a Taiwanese venture of which the Company owns 30%.

(21)  Based on 13,352,269 shares issued and outstanding.

Section 16(a) Reporting

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended June 30, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows:

      Joseph C. Abeles, two reports disclosing one transaction in each report; Joseph N. Barrella, two reports disclosing one transaction in each report; Patricia C. Barron, two reports disclosing one transaction in each report; Daniel W. Christman, one report disclosing one transaction; John D. Kavazanjian, one report disclosing one transaction; Carl H. Rosner, one report disclosing one transaction, Ranjit C. Singh, one report disclosing one transaction and William
A. Schmitz, one report disclosing one transaction.

EXECUTIVE COMPENSATION

      The names of, and certain information with respect to the Company's executive officers who are not also directors, are presented on the following pages.

Name                        Age            Present Principal Occupation and Employment History
----                        ---            ---------------------------------------------------
Julius M. Cirin             49             Mr. Cirin, a battery industry veteran, has served as Vice
                                           President of Product and Industry Marketing since March 2002, having served as Vice President of Corporate Marketing prior to that.  Prior to joining the Company at its founding in March
                                           1991 as Director of Marketing, Mr. Cirin served as Quality
                                           Assurance Manager for Eastman Kodak Company in the Ultra
                                           Technologies Division from 1986 to 1989.  From 1979 to 1986, Mr.
                                           Cirin worked at Duracell USA in several product and process engineering, and quality management positions.  Mr. Cirin has a
                                           B.S. in Marketing Management from St. John Fisher College in
                                           Rochester, New York.

Peter F. Comerford          45             Mr. Comerford was named Vice President of Administration and
                                           General Counsel on July 1, 1999 and was elected Secretary of the
                                           Company in December 2000.  He joined the Company in May of 1997 as Senior Corporate Counsel and was appointed Director of
                                           Administration and General Counsel in December of that year.
                                           Prior to joining the Company, Mr. Comerford was a practicing attorney for approximately fourteen years having worked
                                           primarily in municipal law departments including the City of
                                           Niagara Falls, New York where he served as the Corporation
                                           Counsel.  Mr. Comerford has a B.A. from the State University of
                                           New York at Buffalo, an MBA from Canisius College and a J.D.
                                           from the University of San Diego School of Law.

Robert W. Fishback          46             Mr. Fishback joined the Company in December 1998 as Corporate
                                           Controller.  He became Vice President of Finance and Chief
                                           Financial Officer in October 1999.  Prior to joining the
                                           Company, Mr. Fishback served as Controller-Shared Services for
                                           ITT Industries, a diversified manufacturing company, from 1997 to 1998.  From 1995 to 1997, he was Director-Corporate
                                           Accounting for Goulds Pumps Inc., a manufacturer of industrial and commercial pumps.  From 1983 to 1995, Mr. Fishback served in various managerial capacities in finance and operations with
                                           Frontier Corporation, a provider of local and long-distance telecommunications services.  He is a CPA and has an MBA in finance from the State University of New York at Buffalo.  His undergraduate degree in accounting is from Grove City College.

Name                        Age            Present Principal Occupation and Employment History
----                        ---            ---------------------------------------------------
Patrick R. Hanna, Jr.       54             Mr. Hanna has served as Vice President of Corporate Business
                                           Strategy since December 2001.  He joined the Company in February
                                           2000 as Director of Strategic Planning after a 23-year career with Xerox Corporation.  Mr. Hanna served in many capacities in the areas of strategic and business planning development, most recently as the Strategic Planning Manager of the Xerox Internet
                                           and Software Services organization.

Nancy C. Naigle             54             Ms. Naigle, has served as Vice President of Sales and Marketing since March 2002, having joined the Company in January of 2001 as Vice President of Worldwide Sales.  Previously, she was
                                           employed at Xerox Corporation for 20 years, where she held multiple sales and general management positions, most recently as Vice President and General Manager of the, Software Solutions
                                           Business Group.  Ms. Naigle has both a B.A. and a Master's degree in English and Mathematics from the University of Texas in Arlington, and earned an MBA from the University of Dallas.

William A. Schmitz          40             Mr. Schmitz, currently Chief Operating Officer, joined the
                                           Company in December 1999 as Vice President, Manufacturing, and
                                           became Vice President and General Manager, Primary Batteries in
                                           2000 and Chief Operating Officer in November 2001.  Before this,
                                           Mr. Schmitz worked for Bausch & Lomb from 1985 to 1999 in
                                           several positions, most recently as Director, New Product
                                           Development in the Eyewear Division from 1995 to 1999.  Mr.
                                           Schmitz has an M.S. in Operations Management from the University of Rochester and a B.S. in Mechanical Engineering from the
                                           Rochester Institute of Technology.

      The individuals named in the following tables include, as of June 30, 2002, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 ("Named Executive Officers").

      The following table sets forth information concerning the annual and long-term compensation of the Named Executive Officers for all services in all capacities to the Company and its subsidiary during the Company's fiscal years ended June 30, 2002, 2001 and 2000:

Summary Compensation Table

                                                                                                                       All Other
                                            Annual Compensation                      Long Term Compensation         Compensation ($)
                                -------------------------------------------  -------------------------------------- ----------------
                                                             Other Annual     Restricted
  Name and Principal                                        Compensation($)  Stock Awards   Underlying      LTIP
      Position                  Year   Salary($)  Bonus($)        (1)             ($)      Options/SARs  Payouts($)
--------------------------      ----   ---------  --------  ---------------  ------------  ------------  ---------- ----------------
John D. Kavazanjian             2002   $289,387    $ 5,000      $23,347           $0            6,000        $0            $0
  President and Chief           2001    299,998          0       27,001            0            6,000         0             0
  Executive Officer             2000    288,960     50,000       17,502            0          506,000         0             0

Joseph N. Barrella              2002   $185,577    $     0      $16,870           $0          101,000        $0            $0
  Senior Vice President of      2001    196,725          0       20,544            0            6,000         0             0
  Business Development          2000    172,439          0       37,427            0           56,000         0             0

Nancy C. Naigle                 2002   $119,538    $28,240      $13,251           $0           20,000        $0            $0
  Vice President of Sales       2001     61,923     10,000        1,790            0           25,000         0             0
  and Marketing                 2000         --         --           --           --               --        --            --

William A. Schmitz              2002   $117,308    $ 8,530      $ 7,897           $0           50,000        $0            $0
  Chief Operating Officer       2001    124,647    $     0       15,620            0                0         0             0
                                2000     57,942          0        4,858            0           45,000         0             0

Robert W. Fishback              2002   $122,000    $ 2,000      $ 9,145            0           10,000         0            $0
  Vice President of Finance     2001    129,423          0       13,616            0                0         0             0
   and Chief Financial Officer  2000    101,202     10,000       14,700            0           25,000         0             0

(1) The amounts reported in this column are categorized in the following table.

                                                   John D.            Joseph N.        Nancy C.          William A.        Robert W.
                                                 Kavazanjian          Barrella          Naigle            Schmitz          Fishback
                                                 -----------          --------          ------            -------          --------
Insurance
2002                                                $9,286             $12,915          $11,645            $5,790           $6,465
2001                                                 9,993              13,320            1,790            12,410            9,871
2000                                                11,040              11,425               --             4,858            8,175

Automobile
2002                                                $8,500                  $0               $0                $0               $0
2001                                                 7,500                   0                0                 0                0
2000                                                 6,000               7,824               --                0             4,000

Directors Fees
2002                                                    $0                  $0               $0                $0               $0
2001                                                     0                   0                0                 0                0
2000                                                     0              13,187               --                 0                0

401(k) Plan(5)
2002                                                $5,561              $3,955           $1,606            $2,108           $2,680
2001                                                 9,855               7,862                0             4,364            4,149
2000                                                   462               4,991               --                0             2,525

(1) Represents the Company's matching grants to the employees' 401(k) Plan accounts for fiscal years ended June 30, 2002, 2001 and 2000.

The following table sets forth information concerning options granted to the Named Executive Officers during the Company's fiscal year ended June 30, 2002:

Option/SAR Grants in Last Fiscal Year

                                                                                           Potential Realizable Value at
                                                                                              Assumed Annual Rates of
                       Individual Grants                                            Stock Price Appreciation for Option Term (1)
--------------------------------------------------------------------------------    --------------------------------------------
                                                  %         Price                          5% Dollar            10% Dollar
                                 Shares         (12)         (13)       Exp Date           Gain (14)             Gain (14)
                                 ------         ----         ----       --------           ---------             ---------
John D. Kavazanjian             1,500(2)        0.35%       $6.25        9/28/06              $121                $2,607
  President and Chief           1,500(3)        0.35%        4.49       12/31/06             1,861                 4,112
  Executive Officer             1,500(4)        0.35%        3.38         3/2807             1,401                 3,095
                                1,500(5)        0.35%        3.50        6/28/07             1,450                 3,204


Joseph N. Barrella              1,500(2)        0.35%       $6.25        9/28/06              $121                $2,607
  Senior Vice                   1,500(3)        0.35%        4.49       12/31/06             1,861                 4,112
  President of                  1,500(4)        0.35%        3.38        3/28/07             1,401                 3,095
  Business Development          1,500(5)        0.35%        3.50        6/28/07             1,450                 3,204
                               50,000(6)       11.72%        4.15       11/16/07            70,570               160,099
                               45,000(7)       10.55%        3.15        4/16/08            48,209               109,369

Nancy C. Naigle                10,000(8)        2.34%       $4.15       11/16/07           $14,114               $32,020
  Vice President of            10,000(9)        2.34%        3.39        4/10/08            11,529                26,156
  Sales and Marketing

William A. Schmitz             50,000(10)      11.72%       $4.15       11/16/07           $70,570              $160,099
  Chief Operating
  Officer

Robert W. Fishback             10,000(11)       2.34%       $3.39        4/10/08           $11,529               $26,156
  Vice President of
  Finance and Chief
  Financial Officer

1. There is no assurance that the value realized by an employee will be at or near the amount estimated using this model. These amounts rely on assumed future stock price movements that cannot be predicted accurately.

2.    Vested on the date of grant, September 28, 2001.

3.    Vested on the date of grant, December 31, 2001.

4.    Vested on the date of grant, March 30, 2002.

5.    Vested on the date of grant, June 29, 2002.

6. Vests in 10,000 share increments on the first, second, third, fourth and fifth anniversaries of the date of grant, November 16, 2001.

7. Vests in 10,000 share increments on the first, second, third, fourth and fifth anniversaries of the date of grant, April 16, 2002.

8. Vests in 2,000 share increments on the first, second, third, fourth and fifth anniversaries of the date of grant, November 16, 2001.

9. Vests in 2,000 share increments on the first, second, third, fourth and fifth anniversaries of the date of grant, April 10, 2002.

10. Vests in 10,000 share increments on the first, second, third, fourth and fifth anniversaries of the date of grant, November 16, 2001.

11. Vests in 2,000 share increments on the first, second, third, fourth and fifth anniversaries of the date of grant, April 10, 2002.

12.   426,500 total number of options were granted to employees.

13.   Fair market value of stock at date of grant.

14. Fair market value of stock at end of actual option term assuming annual compounding at the stated rate, less the option price.

      The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of stock options during the Company's fiscal year ended June 30, 2002 and the number and value at June 30, 2002 of unexercised stock options to purchase shares of Common Stock held by the Named Executive Officers.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                                 Number of Unexercised         Value of Unexercised in the
                               Shares            Value           Options/SARs at FY-End           Money Options/SARs at
                             Acquired on        Realized                 (#)                           FY-End ($)
          Name               Exercise (#)          ($)         Exercisable/Unexercisable       Exercisable/Unexercisable(1)
-------------------------    ------------       --------       -------------------------       ----------------------------
John D. Kavazanjian               0                $0               248,000/270,000                       $179/$0
  President and Chief
  Executive Officer

Joseph N. Barrella                0                $0               193,000/135,000                     $179/$15,705
  Senior Vice President
  of Business Development

Nancy C. Naigle                   0                $0                 5,000/40,000                       $0/$1,090
  Vice President of
  Sales and Marketing

William A. Schmitz                0                $0                18,000/77,000                         $0/$0
  Chief Operating
  Officer

Robert W. Fishback                0                $0                19,000/31,000                       $0/$1,090
  Vice President of
  Finance and Chief
  Financial Officer

(1) Market value of Company's Common Stock at exercise or year-end, minus the exercise price.

      The Company has no long-term incentive plan. Consequently, there have been no qualifying awards during the fiscal year ended June 30, 2002. Also, the Company has no employee pension plans to which it makes contributions, except as described below under "401(k) Plan".

Employment Arrangements

      In connection with the hiring of Mr. Kavazanjian as the Company's President and Chief Executive Officer effective July 12, 1999, the Company agreed to pay him a salary of $300,000 per annum and a signing bonus of $50,000. Additionally, the Company granted Mr. Kavazanjian an option to purchase 500,000 shares of Common Stock for $5.19 per share, exercisable until July 12, 2005. The option vests 50,000 shares at issue and 90,000 shares on July 12, 2000, 2001, 2002, 2003 and 2004. The Company agreed that if it terminates Mr. Kavazanjian during the first three years of employment, except for "cause," Mr. Kavazanjian shall be entitled to one year's severance. In addition, any options which otherwise would vest at the next annual date after termination will vest on the termination date. In September 2002, the Company entered into a new employment agreement with Mr. Kavazanjian pursuant to which the Company agrees to pay Mr. Kavazanjian a salary of $300,000 per annum. Pursuant to that agreement, the Company has agreed that if Mr. Kavazanjian's employment is terminated by the Company except for "cause" prior to July 1, 2003, the Mr. Kavazanjian shall be entitled to receive $300,000 within 30 days following that termination, and the portion of the option granted to Mr. Kavazanjian in June 1999 which is scheduled to vest on July 12, 2003, shall be deemed to have vested as of such termination date. In addition, Mr. Kavazanjian shall have one year after the termination of his employment to exercise any vested but unexercised stock options. On February 1, 2003, both the Company and Mr. Kavazanjian shall have the option of terminating Mr. Kavazanjian's employment agreement effective June 30, 2003. In the event neither party opts to terminate the employment relationship, the employment agreement shall renew automatically for an additional year, each year, and the parties shall continue to be required to give notice of intent to terminate by February 1 of the year in which agreement is intended to be terminated effective June 30. As a result of across-the-board management salary reductions, Mr. Kavazanjian is currently being paid an annual salary of $270,000.

      In September 2002, the Company entered into an employment agreement with Mr. Barrella pursuant to which the Company agrees to pay Mr. Barrella a salary of $197,745 per annum. Pursuant to that agreement, the Company has agreed that if Mr. Barrella's employment is terminated by the Company except for "cause" prior to July 1, 2003, Mr. Barrella shall be entitled to receive $197,745 within 30 days following that termination. In addition, Mr. Barrella shall have one year after the termination of his employment to exercise any vested but unexercised stock options. On February 1, 2003, both the Company and Mr. Barrella shall have the option of terminating Mr. Barrella's employment agreement effective June 30, 2003. In the event neither party opts to terminate the employment relationship, the employment agreement shall renew automatically for an additional year, each year, and the parties shall continue to be required to give notice of intent to terminate by February 1 of the year in which the agreement is intended to be terminated effective June 30. As a result of across-the-board management salary reductions, Mr. Barrella is currently being paid an annual salary of $177,970.

      In September 2002, the Company entered into an employment agreement with Mr. Schmitz pursuant to which the Company agrees to pay Mr. Schmitz a salary of $125,000 per annum. Pursuant to that agreement, the Company has agreed that if Mr. Schmitz's employment is terminated by the Company except for "cause" prior to July 1, 2003, Mr. Schmitz shall be entitled to receive $125,000 within 30 days following that termination. In addition, Mr. Schmitz shall have one year after the termination of his employment to exercise any vested but unexercised stock options. On February 1, 2003, both the Company and Mr. Schmitz shall have the option of terminating Mr. Schmitz's employment agreement effective June 30, 2003. In the event neither party opts to terminate the employment relationship, the employment agreement shall renew automatically for an additional year, each year, and the parties shall continue to be required to give notice of intent to terminate by February 1 of the year in which the agreement is intended to be terminated effective June 30. As a result of across-the-board management salary reductions, Mr. Schmitz is currently being paid an annual salary of $112,500.

      In addition to the above compensation, in accordance with the Company's revised Board compensation policy, each of Mr. Kavazanjian and Mr. Barrella, as directors of the Company, receives an option, at the end of each calendar quarter to purchase 1,500 shares of Common Stock. This option is granted to each director on the last business day of the calendar quarter. It vests immediately with a term of five years from the date of grant and is granted at a purchase price equal to the closing price of the Common Stock on the date of grant.

401(k) Plan

      The Company established a profit sharing plan under Sections 401(a) and 401(k) of the Code (the "401(k) Plan"), effective as of June 1, 1992. The 401(k) plan was amended effective as of January 1, 1994. All employees in active service who have completed 1,000 hours of service or were participating in the 401(k) Plan as of January 1, 1994, not otherwise covered by a collective bargaining agreement (unless such agreement expressly provides that those employees are to be included in the 401(k) Plan), are eligible to participate in the 401(k) Plan. Eligible employees may direct that a portion of their compensation, up to a maximum of 17% (in accordance with all IRS limitations in effect on January 1, 1998) be withheld by the Company and contributed to their account under the 401(k) Plan.

      In April 1996, the Board of Directors authorized a Company matching contribution up to a maximum of 1 1/2% of an employee's annual salary for the calendar year ended December 31, 1996 and 3% for subsequent calendar years. In January 2001, the matching contribution was raised to a maximum of 4% (100% match of up to 3% of annual salary, and 50% match above 3% to a maximum of 5% of salary). The Company made or accrued contributions of $150,000, $234,000, and $162,000 for the fiscal years ending June 30, 2000, 2001, and 2002, respectively. In January 2002, the Company match was suspended in an effort to conserve cash.

      All 401(k) contributions are placed in a trust fund to be invested at the trustee's discretion, except that the Company may designate that the funds be placed and held in specific investment accounts managed by an investment manager other than the trustee. Amounts contributed to employee accounts by the Company or as compensation reduction payments, and any earnings or interest accrued on employee accounts, are not subject to federal income tax until distributed to the employee, and may not be withdrawn (absent financial hardship) until death, retirement or termination of employment.

                 REPORT OF COMPENSATION AND MANAGEMENT COMMITTEE
                        CONCERNING EXECUTIVE COMPENSATION

Overview

      Compensation determinations are made by the Company's Compensation and Management Committee. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance.

      The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and with other companies of comparable size and complexity. Compensation in any particular case may vary from the industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation and Management Committee will exercise its discretion to set compensation where, in its judgment, external, internal or individual circumstances warrant it.

      In general, the Company compensates its executive officers through a combination of salary and stock option awards. Additionally, the Company's executives are eligible to participate in or receive benefits under an employee benefit plan made available by the Company to its executives and/or employees.

Salary

      Of the primary elements of executive compensation set forth above, salary is generally the least affected by the Company's performance, although it is very much dependent on individual performance. Executive salaries for the fiscal year ended June 30, 2002 were, however, adversely affected by the Company's performance as executives, at the recommendation of the Compensation and Management Committee and in a cooperative effort to conserve the Company's cash resources, reduced their salaries initially by 20%, which reduction was then followed by an across-the-board increase so that the Company's executives are now receiving 90% of their former salaries. The Company believes that salaries paid to its executives are competitive with industry norms. The salary levels and annual increases of all executive officers of the Company must be approved by the Compensation and Stock Option Committee. Salary levels for executives are determined by progress made in the operational and functional areas for which they are responsible as well as the overall profitability of the Company.

      Executives' salaries are reviewed annually. The timing and amount of any increase to executives both depend upon (i) the performance of the individual and, (ii) to a lesser extent, the financial performance of the Company.

Stock Options

      Stock options are designed to provide long-term incentives and rewards, tied to the price of the Company's Common Stock. Given the vagaries of the stock market, stock price performance and financial performance are not always consistent. The Compensation and Management Committee believes that stock options, which provide value to the participants only when the Company's stockholders benefit from stock price appreciation, are an appropriate complement to the Company's overall compensation policies. Executive officers of the Company are eligible to receive option grants under the Company's stock option plans. The decision to award stock options to an executive is based upon such considerations as the executive's position with the Company and is designed to be competitive for individuals at that level. The Compensation and Management Committee administers the Company's stock option plans.

Employee Benefit Plans

      Executives of the Company are each entitled to participate in or receive benefits under any pension plan, profit-sharing plan, life insurance plan, health insurance plan or other employee benefit plan made available by the Company to its executives and employees. The Company also provides Mr. Kavazanjian with supplemental life insurance ($700,000 coverage in addition to $300,000 of basic coverage) and supplemental disability insurance. Currently, the Company provides medical insurance for its executive officers and has established the 401(k) Plan. All executive officers and employees are eligible to participate in the 401(k) Plan.

Chief Executive Officer

      Mr. Kavazanjian joined the Company in July 1999, entering into an employment agreement with the Company, the principal terms of which are described earlier in this Proxy Statement. Mr. Kavazanjian and the Company entered into a new employment agreement in September 2002, the principal terms of which are described earlier in this Proxy Statement. In reviewing the performance of the Chief Executive Officer, the Compensation and Stock Option Committee considers the scope and complexity of his job during the past year, progress made in planning for the future development and growth and return on assets of the Company.

                      Compensation and Management Committee
                           Daniel W. Christman, Chair
                               Patricia C. Barron

PERFORMANCE GRAPH

      The following graph compares the cumulative return to holders of the Company's Common Stock for the period commencing June 30, 1997 through the fiscal year ended June 30, 2002 with the NASDAQ National Market Index and the NASDAQ Electrical Components Index for the same period. The comparison assumes $100 was invested on June 30, 1997 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the comparison period. [NEED A CURRENT GRAPH]

   [The following table was depicted as a bar chart in the printed material]

--------------------------------------------------------------------------------
                            6/30/97  6/30/98  6/30/99  6/30/00  6/30/01  6/30/02
--------------------------------------------------------------------------------
ULBI                            64      47       30       62       46
US NASDAQ                      156     206      296      437      185
Elect. Components              174     172      306      759      265
--------------------------------------------------------------------------------

                    REPORT OF THE AUDIT AND FINANCE COMMITTEE

      The Audit and Finance Committee is composed of independent directors and operates under a written charter adopted by the Audit Committee and the Board. The Audit and Finance Committee's charter was attached to last year's Proxy Statement as Appendix A.

      Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), the independent accountants for the Company, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit and Finance Committee acts only in an oversight capacity. The Audit and Finance Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

      In this context, the Audit and Finance Committee has met and held discussions with management and the independent accountants. Management represented to the Audit and Finance Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit and Finance Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit and Finance Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 "Communication With Audit Committees".

      The independent accountants provided to the Audit and Finance Committee the written disclosures required by the Independence Standards Board Standard No. 1 "Independence Discussion With Audit Committees". The Audit and Finance Committee discussed with the accountants the accountants' independence.

      The Audit and Finance Committee discussed with the Company's independent accountants the plans for their audit. The Audit and Finance Committee met with the independent accountants, with and without management present, and discussed the results of their examinations, their evaluations of the Company's internal controls, and the quality of the Company's financial reporting.

      In reliance on these reviews and discussions, and the report of the independent auditors, the Audit and Finance Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2002, for filing with the Securities and Exchange Commission.

      On July 24, 2002, the Company dismissed its previous independent public accountants, Arthur Andersen LLP ("Arthur Andersen") and engaged PricewaterhouseCoopers. This decision was approved by the Company's Board of Directors, based on the recommendation of the Audit and Finance Committee. The decision was based on interviews with large public accounting firms and reflected the Audit Committee's judgment as to which firm was best suited to deliver external audits to the Company.

      The following fees were paid to Arthur Andersen for services rendered in fiscal 2002:

Review Fees - The aggregate fees billed by Arthur Andersen for professional services rendered for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for quarters in the fiscal year ended June 30, 2002, were $11,000.

Financial Information Systems Design and Implementation Fees - Arthur Andersen did not render professional services relating to financial information systems design and implementation for the fiscal year ended June 30, 2002.

All Other Fees - The aggregate fees billed by Arthur Andersen for services rendered to the Company, other than the services described above for the fiscal year ended June 30, 2002 were $118,965. The vast majority of these fees relate to tax preparation fees, review of Securities and Exchange Commission filings and certain financial and tax advisory services in support of the Company.

      The following fees were accrued or paid to PricewaterhouseCoopers for services rendered with respect to the Company's operations for fiscal 2002:

Audit Fees - the aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002, were $60,000.

Financial Information Systems Design and Implementation Fees -
PricewaterhouseCoopers did not render professional services relating to financial information systems design and implementation for the fiscal year ended June 30, 2002.

All Other Fees -PricewaterhouseCoopers did not render any other services to the Company, other than the audit services described above, for the fiscal year ended June 30, 2002.

      The Audit and Finance Committee has recommended to the Board, and the Board has approved, the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2003.

                           Audit and Finance Committee

                              Carl H. Rosner, Chair
                                 Ranjit C. Singh
                                Joseph C. Abeles

                                   PROPOSAL 2
                           APPROVE AND RATIFY AUDITORS

      The firm of PricewaterhouseCoopers LLP, certified public accountants, served as the independent auditors of the Company in connection with the audit of the June 30, 2002 financial statements. As the Company engaged PricewaterhouseCoopers LLP on July 24, 2002, PricewaterhouseCoopers did not perform any services for which it was paid professional fees during the fiscal year ended June 30, 2002. The Company has accrued amounts to be paid PricewaterhouseCoopers for its services in connection with the audit of the June 30, 2002 financial statements.

      On July 24, 2002, the Company dismissed its independent public accountants, Arthur Andersen and engaged PricewaterhouseCoopers as its new independent public accountants, effective immediately for the fiscal year ending June 30, 2002. Arthur Andersen's reports on the Company's consolidated financial statements for each of the fiscal years ended June 30, 2001 and June 30, 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended June 30, 2001 and June 30, 2000, and the subsequent interim period through March 31, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of any such disagreements in connection with their reports on the Company's financial statements for such years.

      During the fiscal years ended June 30, 2001 and June 30, 2002 and the subsequent interim period through March 31, 2002, the Company did not consult with PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events required by applicable securities laws.

      The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2003. This selection will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal. If the stockholders do not approve this selection, the Board of Directors will reconsider its choice.

      The Company has been advised by PricewaterhouseCoopers LLP that a representative will be present at the Meeting and will be available to respond to appropriate questions. In addition, the Company intends to give such representative an opportunity to make any statements if he or she should so desire.

      The Board of Directors recommends a vote in favor of the proposal to approve and ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2003, and, unless otherwise indicated therein, the shares represented by the enclosed properly executed proxy will be voted FOR such proposal.

                                   PROPOSAL 3
                       AMENDMENT TO 2000 STOCK OPTION PLAN

      The Board of Directors is proposing an amendment to the Ultralife Batteries, Inc. 2000 Stock Option Plan (the "2000 Plan") to: (i) increase the number of shares of the Company's Common Stock reserved for issuance under the Option Plan by 500,000 shares, to 1,000,000 shares; and (ii) eliminate any references to post-termination time periods within which outstanding options can be exercised and provide the Compensation and Stock Option Committee with the discretion to determine the terms of post-termination exercises.

      The Board of Directors believes that stock options are invaluable tools for the recruitment, retention and motivation of qualified employees, including officers, directors and other persons who can contribute materially to the Company's success. The Company has historically used stock options for these purposes. In 1992, the Company adopted the Ultralife Batteries, Inc. 1992 Stock Option Plan (the "1992 Plan"). The 1992 Plan expired on October 13, 2002. Options for approximately 20,000 shares which were granted pursuant to the 1992 Plan have lapsed, unexercised since June 30, 2002. In addition, options for an additional 515,000 shares are scheduled to terminate at various times through December 31, 2002. The Company expects that all or a significant amount of these currently outstanding options will lapse unexercised because the terms of the options will soon expire and because the exercise prices of those options are significantly higher than the price at which the Company's Common Stock is currently trading. The number of shares proposed to be added to the 2000 Plan is approximately the same number of shares subject to issuance upon exercise of these options that are currently outstanding and expected to lapse and represents the maximum number of shares that could be issued pursuant to the grant of future options under the 2000 Plan. The 2000 Plan has 81,300 shares available for future issuance pursuant to new options grants as of September 30, 2002. The Board of Directors believes that it is important to have additional shares available to provide adequate flexibility to meet future needs. In effect, the additional shares proposed to be added to the 2000 Plan are merely replacement shares for those options that are expected to lapse unexercised. The Company, by proposing this amendment to the 2000 Plan, is maintaining the status quo with respect to options available for future grants. To the extent any of the currently outstanding options that the Company believes will lapse unexercised are, in fact, exercised, the Company, through its Compensation and Management Committee, will remove that number of shares from consideration for future issuance under the 2000 Plan, as amended.

      Section 9(a) of the 2000 Plan provides that upon the termination of an employee's employment or a consultant's consulting relationship with the Company or a director's term of office with the Company, the options held by such person shall terminate on the day three months following such termination of employment, consultancy or directorship; provided, however, that the Compensation and Management Committee shall have the discretion to provide that upon termination of an employee's employment or a consultant's consulting relationship as a result of retirement, disability or death, the optionholder or the optionholder's legal representative may exercise any outstanding and then-exercisable installments of that person's options for a period not to exceed: (i) one year from the date of such termination in the case of death or permanent and total disability, and (ii) three months from the date of such termination in the case of retirement or other disability. In no event, however, shall the period extend beyond the expiration of the initial option term or shall any option be exercisable for more than the maximum number of shares that the optionholder was entitled to purchase at the date of retirement, disability, or death, as the case may be.

      In order to provide greater flexibility in dealing with post-termination exercises of options granted under the 2000 Plan, the Company is proposing to amend the 2000 Plan to eliminate any references to post-termination time periods within which outstanding options can be exercised and provide the Compensation and Management Committee with the discretion to determine the terms of post-termination exercises. Accordingly, the Company proposes that Section 9(a) of the 2000 Plan be amended to read as follows:

            "(a) Upon the termination of an Employee's employment or a Consultant's consulting relationship with the Corporation or a Director's term of office with the Corporation, the Committee shall have the discretion to provide that upon termination of an Employee's employment or a Consultant's consulting relationship or a Director's term of office, such Grantee or his or her legal representative may exercise any outstanding and then-exercisable installments of his or her Options for a period to be determined by the Committee in its sole discretion; provided, however, that in no event shall the period extend beyond the expiration of the Option term. In no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of termination of an Employee's employment or a Consultant's consulting relationship with the Corporation or a Director's term of office with the Corporation. In the case of an Employee or Consultant, the transfer among the Corporation and any Subsidiary shall not be deemed to be a termination of the employment or consulting relationship, and a change from the status of an Employee to a Consultant or from a Consultant to an Employee shall not be deemed to be a termination of the employment or consultant's relationship."

      The Board of Directors recommends a vote in favor of the proposal to amend the 2000 Plan to increase the number of shares of Common Stock available for issuance to 1,000,000 shares, and to eliminate any references to post-termination time periods within which outstanding options can be exercised and provide the Compensation and Stock Option Committee with the discretion to determine the terms of post-termination exercises, and (unless otherwise directed therein) it is intended that the shares represented by the enclosed properly executed proxy will be voted FOR such proposal.

Summary of 2000 Stock Option Plan

      The 2000 Plan is intended to encourage stock ownership by the Company's executive officers, key employees, outside directors and consultants and advisors to provide an incentive for such persons to expand and improve the Company's profits and to assist the Company in attracting and retaining key employees, directors, consultants and advisors. The 2000 Plan provides that options granted under the 2000 Plan will be designated as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or as non-statutory stock options by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"), which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the option agreements. Only employees will be entitled to receive incentive stock options, while outside directors, consultants and advisors will only be entitled to receive non-statutory stock options.

      The 2000 Option Plan provides that (i) all options granted thereunder shall be exercisable during a period of no more than ten years from the date of grant (five years for options granted to holders of 10% or more of the outstanding shares of Common Stock), and (ii) the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of the Company's Common Stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of Common Stock) and the option exercise price for non-statutory stock options shall be at least equal to 85% of the fair market value of the Company's Common Stock on the date of grant. The aggregate fair market value, as determined on the date of grant, of shares of Common Stock for which incentive stock options are first exercisable under the terms of the 2000 Option Plan by an optionholder during any calendar year cannot exceed $100,000. Except with respect to options granted to directors as described below, the exercise price of a non-statutory stock option is determined by the Committee.

      All options (except those options granted to directors) generally may be exercised only if the optionholder remains continuously associated with the Company from the date of grant to the date of exercise. Options may, however, be exercised within certain specified time periods upon termination of association with the Company or upon the death or disability of an optionholder. Incentive stock options are not transferable by the holder of the option. The 2000 Plan continues the Company's policy of granting five-year options of 1,500 shares each to its directors on the last day of each calendar quarter and options under the 2000 Plan will be granted for that purpose.

      The 2000 Plan provides that in the event of any reclassification, recapitalization, merger, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of shares, the Committee may adjust the number of shares and the exercise price in a manner it deems appropriate.

      Certain options authorized to be granted under the 2000 Plan will be treated as non-statutory stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-statutory stock option granted pursuant to the 2000 Plan until the option is exercised. At the time of exercise of a non-statutory stock option, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired upon exercise of a non-statutory stock option, the excess of the amount realized from the sale over the optionee's tax basis then the shares will be taxable.

      Certain options authorized to be granted under the 2000 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income, and the Company will be entitled to no deduction, upon grant or upon improper exercise of the incentive stock option. The excess of the fair market value of the shares on the exercise date over the exercise price will, however, be taken into account in calculating the employee's alternative minimum taxable income. If any employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant of the option and within one year following the date of exercise of the option, then any gain realized upon subsequent disposition of the shares received on exercise of the option will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent of the lesser of the excess of the fair market value of the shares on the exercise date over the exercise price or the excess of the fair market value of the shares on the date of disposition over the employee's tax basis in the shares. If the employee disposes of the shares in a transaction in which loss would not be recognized, the amount realized will be taxable as ordinary compensation income to the extent that the fair market value of the shares on the exercise date exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

      The above summary of the 2000 Plan is qualified in its entirety by reference to the full text of the 2000 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

                                   PROPOSAL 4

        CONVERSION OF $600,000 CONVERTIBLE SUBORDINATED DEBENTURE ISSUED
                              TO JOSEPH C. ABELES

      In April 2002, the Company authorized a private placement to accredited investors only and the potential issuance of up to 2,300,000 shares of its Common Stock. One of the Company's directors, Joseph C. Abeles, in order to assist the Company in its capital raising efforts, expressed a willingness to participate in the private placement. Although the private placement was structured as a straight common stock equity investment, because of NASDAQ rules and regulations regarding stockholder approval of issuances of stock to officers or directors, the Company issued to Mr. Abeles a debenture for $600,000 which, by its terms, automatically converts to shares of the Company's Common Stock at the rate of $3.00 per share (the private placement price) upon obtaining stockholder approval of the conversion at the Annual Meeting. By structuring the investment in this manner, there was no immediate liquidity to the investor, the conversion price was fixed, the conversion would be automatic upon obtaining stockholder approval regardless of the market price of the common stock at the date of conversion, and all discretion would have been removed from the conversion portion of the transaction. The debenture also provides that upon obtaining stockholder approval, thereby triggering an automatic conversion of the debenture, any interest that otherwise would have accrued on the debenture will be forgiven.

      If stockholder approval is not obtained, the Company will be obligated to pay the full principal amount of the debenture plus all accrued interest on December 31, 2002. Interest accrues on the debenture at the rate of 10% per annum.

      The 200,000 shares of the Company's Common Stock to be issued upon the conversion of the debenture, if stockholder approval is obtained, are reflected in Mr. Abeles' beneficial ownership under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" appearing earlier in this Proxy Statement. As of October 9, 2002, the Company's Common Stock was trading at $2.10 per share. The Company would prefer to retain its limited cash resources to fund operations rather than repaying the debt to Mr. Abeles. The Board of Directors recommends a vote in favor of the proposal to authorize the conversion of the debenture, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal. If the stockholders do not approve this proposal, the Company will need to pay the obligation represented by the debenture, including accrued interest, or arrange for extended or refinanced payment terms.

Other Matters

      The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

      A representative of PricewaterhouseCoopers LLP, the Company's principal accountant, plans to be present at the Meeting, will have the opportunity to make a statement, and is expected to be available to respond to questions.

Submission of Stockholder Proposals

      Under Rule 14a-8(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholder proposals intended for inclusion in the Proxy Statement for the Company's 2003 Annual Meeting of Stockholders must be submitted in writing to the Company to the Corporate Secretary at 2000 Technology Parkway, Newark, New York 14513, and must be received by the Company by June 30, 2003.

      Any stockholder proposal submitted for consideration at the Company's 2003 Annual Meeting of Stockholders but not submitted for inclusion in the Proxy Statement for that meeting that is received by the Company after September 12, 2003 will not be considered filed on a timely basis with the Company under Rule 14a-4(c)(1) of the Exchange Act. For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains discretion to vote proxies it receives provided that the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and the proponent of any such proposal does not issue its own proxy statement.

      The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, as filed with the SEC, is included in the Annual Report to Stockholders which accompanies this Proxy Statement.

October __, 2002                       By Order of the Board of Directors
                                       Ranjit C. Singh
                                       Chairman of the Board of Directors

                                      PROXY
                            ULTRALIFE BATTERIES, INC.

               Annual Meeting of Stockholders on December 12, 2002 Proxy solicited on behalf of the Board of Directors

      The undersigned hereby appoints each of John D. Kavazanjian and Peter F. Comerford as the undersigned's proxy, with full power of substitution, to vote all of the undersigned's shares of Common Stock in Ultralife Batteries, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held on December 12, 2002 at 10:30 A.M. local time, at the JP Morgan Chase Conference Center, 270 Park Avenue, 11th Floor, Room C, New York, New York 10017, or at any adjournment, on the matters described in the Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

                (Continued and to be signed on the reverse side)

      |X|   Please mark your votes as in this example using dark ink only.

      Each properly executed proxy will be voted in accordance with specifications made on the reverse side hereof. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the named nominees for directors and, unless otherwise specified, FOR the other proposals listed herein and described in the accompanying proxy statement.

      (INSTRUCTION: To withhold authority to vote for any individual nominee, check the box to vote "FOR" all nominees and strike a line through the nominee's name in the list below.)

1.    Election of Directors.

                                                            Withhold Authority
                                       For all nominees        to vote for all
                                         listed below      nominees listed below
                                             |_|                   |_|

Nominees: Joseph C. Abeles
          Joseph N. Barrella
          Patricia C. Barron
          Daniel W. Christman
          John D. Kavazanjian
          Carl H. Rosner
          Ranjit C. Singh

2. Proposal to ratify PricewaterhouseCoopers LLP as the Company's independent auditors.

                                     |_| FOR
                                     |_| AGAINST
                                     |_| ABSTAIN

3.    Proposal to amend the Company's 2000 Stock Option Plan to:

      (a) increase the number of shares of the Company's Common Stock available for issuance under that Plan from 500,000 to 1,000,000 shares; and

      (b) eliminate any reference to post-termination time periods within which outstanding options can be exercised and provide the Compensation and Stock Option Committee with the discretion to determine the terms of post-termination exercises.

                                     |_| FOR
                                     |_| AGAINST
                                     |_| ABSTAIN

4. Proposal to authorize the conversion of a $600,000 Convertible Subordinated Debenture issued to Joseph C. Abeles, a director of the Company, on April 23, 2000 to 200,000 shares of the Company's Common Stock.

                                     |_| FOR
                                     |_| AGAINST
                                     |_| ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournments thereof.

      The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated October __, 2002, describing more fully the proposals set forth herein.

_____________________________________              Date: _________________, 2002
              Signature

_____________________________________              Date: _________________, 2002
     Signature if held jointly

      Sign exactly as set forth herein. If signed as executor, administrator, trustee or guardian, indicate the capacity in which you are acting. Proxies by corporations should be signed by a duly authorized officer and bare corporate seal. Please sign and return the proxy card promptly in enclosed envelope.

                            ULTRALIFE BATTERIES, INC

                             2000 STOCK OPTION PLAN

Section 1.  Purpose.

      The Plan authorizes the Committee (as hereafter defined) to provide key Employees (including officers of the Corporation), Directors and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation, with options to acquire common stock of the Corporation, in accordance with the terms specified herein. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation's welfare, and aid in attracting and retaining Employees, Directors and Consultants of outstanding ability.

Section 2.  Definitions.

      Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

      (a) "Board" shall mean the Board of Directors of the Corporation.

      (b) "Change in Control" shall mean the occurrence of any of the following:
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the voting power of the then outstanding securities of the Corporation; (ii) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board of the Corporation in office at the beginning of the period except for changes approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; (iii) the stockholders of the Corporation approve an agreement providing for (A) the merger or consolidation of the Corporation with another corporation where the stockholders of such corporation, immediately after the merger or consolidation, own shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect Directors by separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where the members of the Board of Directors of such corporation, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or (B) the sale or other disposition of all or substantially all the assets of the Corporation, or a liquidation, dissolution or statutory exchange of the Corporation; or (iv) any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 30% or more of the voting power of the then-outstanding securities of the Corporation.

      (c) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

      (d) "Committee" shall mean a Committee of not less than two Directors who are "Non-Employee Directors," as that term is defined and interpreted pursuant to Rule 16b-3 under the Exchange Act. The Committee shall be appointed by and serve at the pleasure of the Board.

      (e) "Consultant" shall mean any consultant of the Corporation or its Subsidiaries.

      (f) "Control Person" shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422A(b)(6) of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Corporation or of any parent or Subsidiary.

      (g) "Corporation" shall mean Ultralife Batteries, Inc., a Delaware corporation.

      (h) "Director" shall mean any member of the Board.

      (i) "Employee" shall mean any employee of the Corporation or its Subsidiaries, including Directors who are otherwise employed by the Corporation.

      (j) "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

      (k) "Fair Market Value" shall mean for any day (i) if the Corporation is a registrant under Section 12 of the Exchange Act, the closing price of the Stock in the over-the-counter market, as reported through the National Association of Securities Dealers Automated Quotation System or, if the stock is listed or admitted to trading on any national securities exchange, the last reported sale price on such exchange or, (ii) if the Corporation is not a registrant under
Section 12 of the Exchange Act, the price of the Stock will be determined by the Board on the date of grant but will not be less than the par value of such Stock.

      (l) "Grantee" shall mean a Person granted an Option under the Plan.

      (m) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of Stock and intended to qualify as an incentive stock option under
Section 422 of the Code, as now or hereafter constituted.

      (n) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.

      (o) "Options" shall refer collectively to NQSOs and ISOs subject to the Plan.

      (p) "Parent" shall mean any parent of the Corporation as defined in
Section 425 of the Code.

      (q) "Plan" shall mean this 2000 Stock Option Plan as set forth herein and as amended from time to time.

      (r) "Securities Act" shall mean the Securities Act of 1933 as it may be amended from time to time.

      (s) "Stock" shall mean shares of the Common Stock of the Corporation.

      (t) "Subsidiary" shall mean any subsidiary corporation as defined in
Section 425 of the Code.

Section 3.  Shares of Stock Subject to the Plan.

      Subject to the provisions of Section 8, the Stock which may be issued or transferred pursuant to Options granted under the Plan shall not exceed 500,000 shares in the aggregate. Stock issuable upon the exercise of any Option may be authorized but unissued shares or reacquired shares of Stock. If any unexercised Options lapse or terminate for any reason, the Stock covered thereby may again be optioned. More than one Option may be granted to one person.

Section 4.  Administration of the Plan.

      The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of stock option agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to the Plan or the Options granted thereunder shall be determined unilaterally by, and at the sole discretion of, the Committee. The provisions of stock option agreements for Options granted under Section 6 hereof may provide that, upon the occurrence of a Change in Control specified in Section 2(b)(iii) hereof, the Committee may require the cancellation for cash of outstanding Options or the issuance of comparable replacement options granted by the entity.

Section 5.  Types of Options.

      Options granted under the Plan may be of two types: ISOs and NQSOs. The Committee shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs, or both, but shall clearly designate the nature of each Option at the time of grant. Consultants and Directors shall only receive NQSOs.

Section 6.  Grant of Options to Employees, Consultants and Directors.

      (a) Key Employees and Consultants of the Corporation and its Subsidiaries shall be eligible to receive Options under the Plan. Employees shall be eligible to receive ISOs and NQSOs; Consultants shall be eligible to receive NQSOs only.

      (b) The exercise price per share of Stock subject to an Option granted to an Employee or Consultant shall be determined by the Committee; provided, however, that (i) the exercise price of each share subject to an ISO shall be not less than 100% of the Fair Market Value of a share of the Stock on the date such ISO is granted, (ii) such exercise price shall not be less than 110% of such Fair Market Value for any ISO granted to a Control Person, and (iii) the exercise price of each share subject to a NQSO shall be not less than 85% of the Fair Market Value of a share of the Stock on the date such NQSO is granted.

      (c) The term of each Option granted to an Employee or Consultant shall be determined by the Committee, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date of Option grant.

      (d) The Committee shall determine and designate from time to time the Employees and Consultants who are to be granted Options, the nature of each Option granted and the number of shares of Stock subject to each such Option.

      (e) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or Subsidiary corporation shall not exceed $100,000.

      (f) The Committee, in its sole discretion, shall determine whether any Option granted to an Employee or Consultant shall become exercisable in one or more installments and specify the installment dates. The Committee may also make such other provisions, not inconsistent with the terms of this Plan as it may deem desirable, including such provisions as it may deem necessary to qualify any ISO under the provisions of Section 422 of the Code. The Committee, in its discretion, shall have the power to accelerate the period or periods during which Options become exercisable. Notwithstanding any determination by the Committee regarding the exercise period of any Option granted to an Employee or Consultant, all such Options shall immediately become exercisable upon a Change in Control of the Corporation.

      (g) The Committee may, at any time, grant new or additional options to any eligible Employee or Consultant who has previously received Options under this Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Board, subject to Section 6(b) hereof, without regard to such previously granted Options or other options.

      (h) No Option shall be granted under this Section 6 to Non-Employee Directors unless that option, (i) provides that the Stock received upon exercise of the Option may not be disposed of before the first day following the sixth month anniversary date the Option was granted, or (ii) is granted pursuant to
Section 6(i) below.

      (i) On the last day of each calendar quarter, commencing December 31, 2000, there shall be granted to each Director of the Corporation on such date, including Directors who are also employees of the Corporation, a NQSO to purchase 1,500 shares of Stock, up until the fifth anniversary of the grant date, for a price equal to the closing price of the Stock on the Grant Date. These options will be deemed vested on the date that they are granted.

      (j) In no event shall any issued and outstanding option be repriced to a lower exercise price at any time during the term of such option, without the prior affirmative vote of a majority of shares of voting capital stock present at a stockholders meeting in person or by proxy and entitled to vote thereon. Any amendment or repeal of this provision shall require the affirmative vote of a majority of shares of voting capital stock present at a stockholders meeting in person or by proxy and entitled to vote thereon.

Section 7.  Exercise of Options.

      (a) Upon the exercise of any Option, the Grantee shall pay the exercise price for the Stock being purchased in the manner provided in the particular stock option agreement, including payment for such shares by surrender of shares of Stock (at their Fair Market Value) if permitted by such stock option agreement, including Stock acquired pursuant to the Option then being exercised.

      (b) The number of shares which are issued pursuant to the exercise of an Option shall be charged against the maximum limitation on shares set forth in
Section 3 hereof.

      (c) Except as provided in Section 9, no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant.

      (d) Before the Corporation issues Stock to a Grantee pursuant to the exercise of a NQSO, the Corporation shall have the right to require that the Grantee make such provisions, or furnish the Corporation such authorization, necessary or desirable so that the Corporation may satisfy its obligation, under applicable income tax laws, to withhold for income or other taxes due upon or incident to such exercise. The Committee may adopt such rules, forms, and procedures as it considers necessary or desirable to implement this Section 7(d), which rules, forms, and procedures shall be binding upon all Grantees, and which shall be applied uniformly to all Grantees similarly situated.

Section 8.   Adjustment Upon Changes in Capitalization.

      In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of shares, the Committee may determine the appropriate adjustment, if any, to the number and class of shares and the exercise price per share set forth in any Option theretofore granted, provided that no such adjustments shall be made to any ISO without the Grantee's consent, if such adjustment would cause such ISO to fail to qualify as such.

Section 9.  Termination of Relationship with the Corporation.

      (a) Except as provided below in this Section 9(a), upon the termination of an Employee's employment or a Consultant's consulting relationship with the Corporation or a Director's term of office with the Corporation (unless the Director continues to be an Employee or consultant to the Corporation), such Grantee's options shall terminate on the day three months following such termination of employment, consultancy or directorship. The Committee shall have the discretion to provide that upon termination of an Employee's employment or a Consultant's consulting relationship as a result of retirement, disability or death, such Grantee or his or her legal representative may exercise any outstanding and then exercisable installments of his or her Options for a period not to exceed: (i) one year from the date of such termination in the case of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), and (ii) three months from the date of such termination in the case of retirement or other disability; provided, however, that in no event shall the period extend beyond the expiration of the Option term. In no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of, retirement, disability, or death as the case may be. In the case of an Employee or Consultant, the transfer among the Corporation and any Subsidiary shall not be deemed to be a termination of the employment or consulting relationship, and a change from the status of an Employee to a Consultant or from a Consultant to an Employee shall not be deemed to be a termination of the employment or consultant relationship.

      (b) Subject to the foregoing, in the event of death, Options may be exercised by a Grantee's legal representative.

Section 10.  General Provisions.

      (a) Each Option grant shall be evidenced by a written stock option agreement containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve. ISOs and NQSOs may be granted to Employees simultaneously and subject to a single stock option agreement; provided, however, that in no event shall a NQSO be granted in tandem with an ISO such that the exercise of one affects the right to exercise the other. The terms and provisions of such stock option agreements (including the exercise price specified therein) may vary among Grantees and among different Options granted to the same Grantee.

      (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee's employment or consultant relationship with the Corporation or its Subsidiaries. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

      (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation or its Subsidiaries, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

      (d) No Option or other right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee.

      (e) Notwithstanding any other provision of this Plan or stock option agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock under this Plan prior to fulfillment of all of the following conditions:

            (1) The listing, or approval for listing upon notice of issuance, of such shares on any securities exchange on which the Stock may then be traded;

            (2) Any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, in its absolute discretion and upon the advice of counsel, deem necessary or advisable;

            (3) The obtaining of any other consent approval or permit from any state or federal government agency which the Board shall, in its absolute discretion and upon the advice of counsel, determine to be necessary or advisable; and

            (4) The execution by the Grantee (or the Grantee's legal representative) of such written representation that the Committee may in its sole discretion deem necessary or advisable to the effect that the shares then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act of 1933, as amended, and the placement upon certificates for such shares of an appropriate legend in connection therewith.

      (f) The issuance of shares of Stock to Grantees or to their legal representatives shall be subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

      (g) In the case of a grant of an Option to any Employee or Consultant of a Subsidiary, the Corporation may, if the Committee so directs, issue or transfer the shares covered by the Option to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the Employee or Consultant in accordance with the terms of the Plan and the stock option agreement relating to such Option.

Section 11.  Amendment or Termination.

      Subject to the provisions of Section 6(j), the Board may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Options previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or other applicable law or regulation) shall be obtained in the manner required therein.

Section 12.  Duration of Plan.

      This Plan is effective upon its adoption by the Board on September 15, 2000, subject to the approval of the Corporation's stockholders. This Plan shall terminate at the close of business on September 15, 2010, and no Option may be granted under the Plan thereafter, but such termination shall not affect any Options theretofore granted.